UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2017

THE ALKALINE WATER COMPANY INC.
Exact name of registrant as specified in its charter)

Nevada	000-55096	EIN 99-0367049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7730 E Greenway Road Ste. 203
Scottsdale, AZ 85260
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (480) 656-2423

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02  Unregistered Sales of Equity Securities.

In consideration for services rendered to our company, we issued an aggregate of 118,720 shares of our common stock to four consultants of our company effective as of March 31, 2017. In issuing these shares, we relied on an exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(a)(2) of the Securities Act of 1933.

As of February 24, 2017 and February 27, 2017, we entered into a promissory note exchange agreement (the “Note Exchange Agreements”) with four holders of our promissory notes (each, a “Note”) in the aggregate principal amount of $210,000, whereby we exchanged the holders’ Notes, for no additional consideration, for an aggregate of 210,000 shares of our common stock (the “Note Exchange”), and following the Note Exchange, the Notes were automatically cancelled and terminated and the holders have no further rights pursuant to the Notes and any agreement or instrument pursuant to which such Notes were issued.

As of March 31, 2017, pursuant to the Note Exchange Agreements, we issued an aggregate of 210,000 shares of our common stock upon exchange of the above mentioned Notes. In issuing these shares, we relied on an exemption from the registration requirements of the Securities Act of 1933 provided by Section 3(a)(9) and/or Section 4(a)(2) of the Securities Act of 1933.

As of October 25, 2016, we entered into a warrant exchange agreement (the “Warrant Exchange Agreement”) with four holders of our warrants (each, a “Warrant”) to purchase an aggregate of 25,716 shares of our common stock, whereby we exchanged the holders’ Warrants, for no additional consideration, for an aggregate of 25,716 shares of our common stock (the “Warrant Exchange”), and following the Warrant Exchange, the Warrants were automatically cancelled and terminated and the holders have no further rights pursuant to the Warrants and any agreement or instrument pursuant to which such Warrants were issued.

As of March 31, 2017, pursuant to the Warrant Exchange Agreements, we issued an aggregate of 25,716 shares of our common stock upon exchange of the above mentioned Warrants. In issuing these shares, we relied on an exemption from the registration requirements of the Securities Act of 1933 provided by Section 3(a)(9) and/or Section 4(a)(2) of the Securities Act of 1933.

Effective as of March 31, 2017, our company issued an aggregate of 1,030,000 shares of our common stock in connection with the conversion of an aggregate of $1,030,000 of principal and accrued interest outstanding under the Loan Facility Agreement, dated September 15, 2016. The shares were issued at a conversion price of $1.00 per share. We issued the shares to two non U.S. Persons (as that term is defined in Regulation S of the Securities Act of 1933) and in issuing securities we relied on the registration exemption provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

Effective May 3, 2017, we issued a total of 3,000,000 shares of our Series D Preferred Stock to our directors, officers, consultants and employees. We issued these shares relying on the registration exemption provided for in Section 4(a)(2) of the Securities Act of 1933.

Effective April 28, 2017, we granted a total of 1,790,000 stock options to our directors, officers, consultants employees. The stock options are exercisable at the exercise price of $1.29 per share for a period of ten years from the date of grant. 360,000 of the stock options vest as follows: (i) 120,000 upon the date of grant; and (ii) 120,000 on each anniversary date of grant. 1,430,000 of the stock options vest as follows: (i) 357,500 upon the date of grant; and (ii) 357,500 on each anniversary date of grant. We granted the stock options to 12 U.S. Persons and 3 non U.S. Persons (as that term is defined in Regulation S of the Securities Act of 1933) and in issuing securities we relied on the registration exemption provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

Effective April 28, 2017, we issued 585,000 shares of common stock to five persons, one of whom is a director and officer of our company. Of these shares, 560,000 are restricted from transfer for a period of two years.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2017, we appointed David Guarino as a director of our company. On the same date, Richard A. Wright resigned as the secretary and treasurer of our company. As a result the resignation, we appointed Richard A. Wright as the chief executive officer of our company and David Guarino as the chief financial officer, secretary and treasurer of our company.

David Guarino

Mr. Guarino currently holds a bachelor of science in accounting and a masters of accountancy from the University of Denver. From 2008 to 2013, Mr. Guarino was President and a Director of Kahala Corp, a worldwide franchisor of multiple quick service restaurant brands with locations in 49 states and over 25 countries. From 2014 to 2015, Mr. Guarino was President of HTI International Holdings, Inc., a technology company focused on forward osmosis water filtration technology. From 2015 until April, 2017, Mr. Guarino has been a consultant to our company.

Richard A. Wright

Mr. Wright is currently our president, chief operating officer and a director of our company. Mr. Wright is a Certified Public Accountant. He graduated Magnum Cum Laude in 1978 from Mount Union University in Alliance, Ohio. He has done graduate level MBA courses at Case Western Reserve College in Cleveland, Ohio. In 2008, Mr. Wright became the Chief Financial Officer for PCT International. PCT is a leading worldwide developer and manufacturer of last mile and access network solutions for broadband communication networks. PCT focuses on innovative and cost-effective solutions that allow service providers to improve system integrity and expand service offerings. It has manufacturing plants in USA and China and sells their products in 42 countries. In 2010, Mr. Wright began his own tax and accounting CPA firm in Scottsdale, Arizona, Wright Tax Solutions PLC. Mr. Wright also began Wright Investment Group, LLC, a small equity participation firm that helps provide seed capital through micro loans and financial expertise to start-up enterprises.

Family Relationships

No family relationships exist between any of our directors or executive officers.

Certain Related Transactions and Relationships

We have not been party to any transaction with Mr. Guarino since April 1, 2016, or any currently proposed transaction with Mr. Guarino in which we were or will be a participant and where the amount involved exceeds $28,463.99, being the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which Mr. Guarino had or will have a direct or indirect material interest. For a description of related party transactions involving Mr. Wright, please see our company’s Form 10-K filed on July 14, 2016.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 3, 2017, we designated 3,000,000 shares of the authorized and unissued preferred stock of our company as “Series D Preferred Stock” by filing a Certificate of Designation with the Secretary of State of the State of Nevada. Each share of the Series D Preferred Stock will be convertible, without the payment of any additional consideration by the holder and at the option of the holder, into one fully paid and non-assessable share of our common stock at any time after (i) we achieve the consolidated revenue of our company and all of its subsidiaries equal to or greater than $40,000,000 in any 12 month period, ending on the last day of any quarterly period of our fiscal year; or (ii) a Negotiated Trigger Event, defined as an event upon which the Series D Preferred Stock will be convertible as may be agreed by our company and the holder in writing from time to time.

Item 9.01  Financial Statements and Exhibits.

(d)        Exhibits

3.1	Certificate of Designation;

10.1	Form of Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALKALINE WATER COMPANY INC.

“David Guarino”
David Guarino
Chief Financial Officer, Secretary, Treasurer and Director

May 4, 2017